                                                                      EXHIBIT 99

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 11-K

(Mark One)

[X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF
     1934

                         As of January 31, 2003 and 2002
      and for each of the Three Years in the Period Ended January 31, 2003

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

                         Commission file number: 0-20853

                        1996 EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of Plan)

                                   ANSYS Inc.
                                   Southpointe
                              275 Technology Drive
                              Canonsburg, PA 15317
 (Name of issuer of securities held pursuant to the plan and the address of its principal executive office)

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

                           ANSYS INC. AND SUBSIDIARIES
                        1996 Employee Stock Purchase Plan
                          Index of Financial Statements

                                                                                       Page No.
                                                                                       --------
Independent Auditors' Reports                                                            3-4

Statements of Financial Condition as of January 31, 2003 and 2002                          5

Statements of Changes in Plan Equity for each of the Three Years in the Period Ended
   January 31, 2003                                                                        6

Notes to Financial Statements                                                            7-8

Signature                                                                                  9

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INDEPENDENT AUDITORS' REPORT

To the Participants and Administrator of the ANSYS Inc. Employee Stock Purchase Plan:

We have audited the accompanying statement of financial condition of the ANSYS Inc. Employee Stock Purchase Plan (the "Plan") as of January 31, 2003, and the related statement of changes in plan equity for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Plan as of January 31, 2002 and for the two years in the period ended January 31, 2002 were audited by other auditors whose report, dated March 15, 2002, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial condition of the Plan as of January 31, 2003, and changes in plan equity for the year then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP
Pittsburgh, Pennsylvania
March 19, 2003

Report of Independent Accountants

To the Participants and Administrator of the ANSYS Inc. Employee Stock Purchase Plan:

In our opinion, the accompanying statements of financial condition and related statements of changes in plan equity present fairly, in all material respects, the financial position of the ANSYS Inc. Employee Stock Purchase Plan at January 31, 2002, and changes in plan equity for each of the two years in the period ended January 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
March 15, 2002

                           ANSYS INC. AND SUBSIDIARIES
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                        STATEMENTS OF FINANCIAL CONDITION
                            January 31, 2003 and 2002

                                                               2003       2002
                                                             --------   --------

Assets:

   Cash                                                      $220,719   $161,201
                                                             --------   --------

Total assets                                                 $220,719   $161,201
                                                             ========   ========

Liabilities and Plan equity:

   ANSYS Inc. stock due to participants                      $220,131   $160,687
                                                             --------   --------

Total liabilities                                             220,131    160,687

Plan equity                                                       588        514
                                                             --------   --------

Total liabilities and Plan equity                            $220,719   $161,201
                                                             ========   ========

    The accompanying notes are an integral part of the financial statements.

                           ANSYS INC. AND SUBSIDIARIES
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                      STATEMENTS OF CHANGES IN PLAN EQUITY
                               for the Years Ended

                                         January 31, 2003   January 31, 2002   January 31, 2001
                                         ----------------   ----------------   ----------------
ADDITIONS:

Contributions:

   Employee                                  $383,291           $263,168           $187,929
   Employer                                    67,627             45,157             30,977
                                             --------           --------           --------

   Total additions                            450,918            308,325            218,906

DEDUCTIONS:

Stock distributions                           450,844            301,044            206,511
Participant withdrawals                            --              7,610             13,002
                                             --------           --------           --------

   Total deductions                           450,844            308,654            219,513
                                             --------           --------           --------

Net increase (decrease) in Plan equity             74               (329)              (607)

Plan equity, beginning of year                    514                843              1,450
                                             --------           --------           --------

Plan equity, end of year                     $    588           $    514           $    843
                                             ========           ========           ========

    The accompanying notes are an integral part of the financial statements.

                           ANSYS INC. AND SUBSIDIARIES
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                          NOTES TO FINANCIAL STATEMENTS

1.   DESCRIPTION OF PLAN:

The purpose of the 1996 Employee Stock Purchase Plan of ANSYS Inc. and Subsidiaries (the "Plan"), which became effective August 1, 1996, is to provide eligible employees of ANSYS Inc. and certain of its subsidiaries (the "Company") with opportunities to purchase shares of common stock upon favorable terms. The aggregate maximum number of shares that may be issued under the Plan is 210,000 shares of common stock, subject to adjustments for changes in the Company's capitalization. The Plan is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee").

Participation in the Plan is voluntary. Offerings under the Plan commence on each February 1 and August 1 and have a duration of six months. The Compensation Committee may establish a different period of six months or less for any offering. Generally, all employees who are employed for more than 20 hours per week as of the first day of the applicable offering period are eligible to participate in the Plan. An employee who owns or is deemed to own shares of stock representing in excess of 5% of the combined voting power of all classes of stock of the Company may not participate in the Plan.

During each offering, an eligible employee may purchase shares under the Plan by authorizing payroll deductions of up to 10% per pay period to be deducted from such employee's total cash compensation. The maximum number of shares which may be purchased by any participating employee during any offering period is limited to 960 shares (as adjusted by the Compensation Committee from time to time). Unless the employee has previously withdrawn from the offering, such employee's accumulated payroll deductions will be used to purchase common stock at a price equal to 85% of the fair market value of the common stock on the first or last day of the offering period, whichever is lower. The Company will contribute the remaining 15% of the fair market value of the common stock. Under applicable tax rules, an employee may purchase no more than $25,000 worth of common stock in any calendar year.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Administrative Expenses:

The Company pays all expenses incident to the operation of the Plan, including the costs of record keeping, accounting fees, legal fees, the costs of delivery of stock certificates to participants and the costs of shareholder communications. The Company does not pay any expenses, brokers' or other commissions or taxes incurred in connection with the purchases of common stock, or the sale of shares of common stock.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the plan administrator to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Estimates may also affect the changes in Plan equity during the reporting period. Actual results may differ from those estimates.

Securities Transactions:

Securities transactions are accounted for on the date the securities are issued, which is generally the last day of each six-month offering period. Securities are issued directly by the Company from shares held in treasury or unissued shares designated for the Plan, and a corresponding liability from the Plan to the Company is recorded. This liability is typically settled in the month following the close of each six-month offering period. The Plan does not hold any securities or other deposits as temporary investments. Shares issued during the plan years ended January 31, 2003, 2002 and 2001 were 22,854, 23,374 and 19,630, respectively.

Participant contributions which result from the inability to purchase a fractional share, under the terms of the Plan, are carried forward to the next offering period.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Board of Directors of ANSYS Inc. has duly caused this Annual Report to be signed on behalf of the Plan by the undersigned hereunto duly authorized, on March 21, 2003.

                                                     ANSYS INC. AND SUBSIDIARIES

     1996 EMPLOYEE STOCK PURCHASE PLAN


Date: March 21, 2003         By: /S/ James E. Cashman, III
                             ---------------------------------------------------
                                 James E. Cashman, III
                                 President and Chief Executive Officer


Date: March 21, 2003         By: /S/ Maria T. Shields
                             ---------------------------------------------------
                                 Maria T. Shields
                                 Chief Financial Officer,
                                 Vice President, Finance and Administration

38